Exhibit 4.8

                                                     Conformed Copy

                      PARENT PLEDGE AGREEMENT

      This PARENT PLEDGE AGREEMENT (this "Agreement"), dated as of April 18, 1997, is between DEL MONTE FOODS COMPANY, a Maryland corporation (the "Pledgor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, in its capacity as administrative agent for the Lender Parties referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                       W I T N E S S E T H:

      WHEREAS, pursuant to the Credit Agreement dated as of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among Del Monte Corporation, a New York corporation and a wholly-owned subsidiary of the Pledgor (the "Company"), various financial institutions (such financial institutions, together with their respective successors and assigns, collectively the "Lenders" and individually each a "Lender"), the Administrative Agent, Bankers Trust Company, as documentation agent, and The First National Bank of Boston, Citicorp USA, Inc., General Electric Capital Corporation and The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, as co-agents, the Lenders have agreed to make available to the Company term loans and a revolving credit facility with a letter of credit subfacility;

      WHEREAS, pursuant to the Credit Agreement, the Pledgor guaranteed all obligations of the Company under or in connection with the Credit Agreement pursuant to a Parent Guaranty dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Parent Guaranty");

      WHEREAS, the obligations of the Company and the other
Obligors under the Credit Agreement and the other Loan Documents and the obligations of the Pledgor under the Parent Guaranty are to be secured pursuant to this Agreement;

      WHEREAS, as a condition precedent to the making of the Loans and the issuance of Letters of Credit under the Credit
Agreement, the Pledgor has duly authorized the execution, delivery and performance of this Agreement; and

      WHEREAS, it is in the best interests of the Pledgor to execute this Agreement inasmuch as the Pledgor will derive substantial direct and indirect benefits from the making of the loans and the issuance of the letters of credit.

      NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Company under or in connection with the



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Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. When used herein, the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

      Collateral - see Section 2.

      Default means the occurrence of: (a) any Unmatured Event of Default under subsection 9.1(f) or (g)of the Credit
      Agreement; or (b) any Event of Default.

      Issuer means the issuer of any of the shares of stock or other securities representing all or any of the Collateral.

      Lender Party means each Agent and each Lender under and as defined in the Credit Agreement and any Affiliate of such Lender which is a party to a Swap Contract with the Company.

      Liabilities means (i) all Obligations owing by the Company, Parent or any Subsidiary (including post-petition interest), and (ii) all Permitted Swap Obligations (monetary or otherwise) of the Company under any Swap Contract with a Lender Party (other than Swap Contracts that, by their terms, are unsecured); provided, however, that the term "Liabilities" shall not include any obligations arising under any Environmental Indemnity.

      Obligor means the Company, the Pledgor or any other Person
      (other than any Agent or any Lender or their permitted successors and assigns) obligated under any Loan Document, and their permitted successors and assigns.

      Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit
      Agreement.

      2. Pledge. As security for the payment of all Liabilities, the Pledgor hereby pledges to the Administrative Agent for the benefit of the Lender Parties, and grants to the Administrative Agent for the benefit of the Lender Parties a continuing security interest in, all of the following:

      A. All of the shares of stock, notes and other securities described in Schedule I hereto, all of the certificates and/or instruments representing such shares of stock, notes and other securities, and all cash, interest, securities, dividends, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other securities;

      B. All additional shares of stock of any of the Issuers listed in Schedule I hereto at any time and from time to time acquired by the Pledgor in any manner, all of the certificates representing such additional shares, and all cash, interest, securities, dividends, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;


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      C. All other shares of capital stock or promissory notes,
      all other securities and instruments due, all of the certificates representing such additional shares, and all cash, interest, securities, dividends, distributions, rights and other property, which are now being delivered to the Administrative Agent or may hereafter be delivered to the Administrative Agent for the purpose of pledge in connection with this Agreement;

      D. All other property hereafter delivered to the Administrative Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, interest, securities, dividends, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

      E. All proceeds of any of the foregoing.

All of the foregoing are herein collectively called the "Collateral".

      The Pledgor agrees to deliver to the Administrative Agent, promptly upon receipt and in due form for transfer (i.e., duly endorsed in blank or accompanied by stock or bond powers duly executed in blank), all Collateral (other than payments which the Pledgor is entitled to receive and retain pursuant to Section 5 hereof) which may at any time or from time to time be in or come into the possession or control of the Pledgor; and prior to the delivery thereof to the Administrative Agent, such Collateral shall be held by the Pledgor separate and apart from its other property and in express trust for the Administrative Agent.

      3. Warranties; Further Assurances. The Pledgor warrants to the Administrative Agent and each Lender that: (a) the Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal, beneficial and equitable owner of the Collateral free and clear of all Liens of every description whatsoever other than the security interest created hereunder; (b) the pledge and delivery of the Collateral pursuant to this Agreement will create a valid, perfected, first priority security interest in the Collateral in favor of the Administrative Agent, free of any adverse claims; (c) all shares of stock referred to in Schedule I hereto are duly authorized, validly issued, fully paid and non-assessable and constitute all of the issued and outstanding shares of capital stock owned by the Pledgor of each Issuer of such stock as identified in
Schedule I; (d) each note pledged hereunder has been duly authorized, executed, endorsed, issued and delivered, is the legal, valid and binding obligation of the issuer thereof, and is not in default; and (e) the information contained in Schedule I hereto is true and accurate in all respects.

      Until the payment in full of all the Liabilities (other than Liabilities in the nature of contingent continuing indemnification obligations), the expiration or termination of all Letters of Credit and Permitted Swap Obligations (monetary or otherwise) of the Company under any Swap Contract with a Lender
Party (other than Swap Contracts that, by their terms, are unsecured) and the termination of all the Commitments under the other Loan Documents, the Pledgor: (i) except as otherwise permitted by the Credit Agreement, shall not, without the express prior written consent of the Administrative Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase, or otherwise diminish or


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impair any of its rights in, to or under any of the Collateral;
(ii) shall execute such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices deemed reasonably necessary or appropriate by the Administrative Agent) and do such other acts and things as described in Section 7.14(b) of the Credit Agreement; (iii) except as otherwise permitted by the Credit Agreement, shall continue to own and keep pledged to the Administrative Agent, l00% of the issued and outstanding shares of capital stock of the Company and 100% of the issued and outstanding shares of capital stock owned by the Pledgor of each other Issuer; and (iv) shall furnish the Administrative Agent or any Lender Party such information concerning the Collateral as the Administrative Agent or such Lender Party may from time to time reasonably request, and will provide to the representatives and independent contractors of the Administrative Agent or such Lender Party the same rights and benefits as set forth in Section 7.10 of the Credit Agreement.

      The Pledgor hereby warrants that all representations and warranties made by the Company with respect to the Pledgor set forth in Sections 6.1, 6.2, 6.3 and 6.4 of the Credit Agreement are true and correct in all respects as of the date hereof. The Pledgor additionally represents and warrants to the Administrative Agent and each Lender Party that no authorization, approval or other action by, and no notice to or filing with, any other Person is required either (a) for the pledge by the Pledgor of any Collateral pursuant to this Agreement or for the execution and delivery, and performance of this Agreement by the Pledgor, or (b) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement (other than those authorizations, approvals, filings or other actions which apply to the Administrative Agent solely (1) on account of its status as a regulated entity, (2) pursuant to its own organizational documents or contracts or agreements), or, except with respect to any securities pledged hereunder, as may be required in connection with a disposition of such pledged securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Agreement.

      4. Holding in Name of Administrative Agent, etc. The Administrative Agent may from time to time after the occurrence and during the continuance of a Default, without notice to the Pledgor, take all or any of the following actions (a) transfer all or any part of the Collateral into the name of the Administrative Agent or any nominee or sub-agent for the Administrative Agent, with or without disclosing that such Collateral is subject to the Lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto and (f) take control of any proceeds of the Collateral.


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      5.   Voting Rights, Dividends etc.  (a) Notwithstanding
certain provisions of Section 4 hereof, so long as the Administrative Agent has not given the notice referred to in paragraph (b) below:

      A. The Pledgor shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by the Pledgor of stock purchase or subscription rights may be made only from funds of the Pledgor not constituting part of the Collateral and only to the extent permitted by the Credit Agreement) relating or pertaining to the Collateral or any part thereof for any purpose; provided, however, that the Pledgor agrees that it will not exercise any such right or power in any manner which would materially adversely impair the value of the Collateral or any part thereof or violate any provision of the Credit Agreement or any other Loan Document in any material respect.

      B. The Pledgor shall be entitled to receive and retain any and all dividends, interest and other cash payments payable in respect of the Collateral which are paid in cash by any Issuer if such dividends, interest and other cash payments are permitted by the Credit Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by the Pledgor, shall be forthwith delivered to the Administrative Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

      C. The Administrative Agent shall execute and deliver, or cause to be executed and delivered, to the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends, interest and payments which it is authorized to retain pursuant to clause (B) above.

      (b) Upon notice from the Administrative Agent after the occurrence and during the continuance of a Default, and so long as the same shall be continuing, all rights and powers which the Pledgor is entitled to exercise pursuant to Section 5(a) (A) hereof, and all rights of the Pledgor to receive and retain dividends, interest and payments pursuant to Section 5(a) (B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Administrative Agent which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends, interest and payments. Any and all money and other property paid over to or received by the Administrative Agent pursuant to this paragraph (b) shall be retained by the Administrative Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.


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      6. Remedies. Whenever a Default shall exist, the
Administrative Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in New York or otherwise available to it, as well as any other rights and remedies provided for herein or otherwise available to it. Without limiting the foregoing, whenever a Default shall have occurred and be continuing the Administrative Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral, free of all rights and claims of the Pledgor therein and thereto, at any public or private sale or brokers' board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. The Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Administrative Agent of any of its rights and remedies during the continuance of a Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Subject to the terms and provisions of the Credit Agreement (including, without limitation, Section 10.11(d) thereof), any proceeds of any of the Collateral may be applied by the Administrative Agent to the payment of reasonable, documented and out-of-pocket expenses in connection with the Collateral, including, without limitation, Attorney Costs, and any balance of such proceeds may be applied by the Administrative Agent toward the payment of such of the Liabilities, and in such order of application, as the Administrative Agent may from time to time elect (and, after the payment in full of all the Liabilities (other than Liabilities in the nature of contingent continuing indemnification obligations), the expiration or termination of all Letters of Credit and Permitted Swap Obligations (monetary or otherwise) of the Company under any Swap Contract with a Lender Party (other than Swap Contracts that, by their terms, are unsecured) and the termination of all the Commitments under the Loan Documents, any surplus shall be delivered to the Pledgor or as a court of competent jurisdiction shall direct).

      The Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that prospective bidders and purchasers have certain qualifications and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any Governmental Authority and the Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Administrative Agent shall not be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

      7. Release of Security Interest. Upon the payment in full of all the Liabilities (other than Liabilities in the nature of contingent continuing indemnification obligations), the expiration

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or termination of all Letters of Credit and Permitted
Swap Obligations (monetary or otherwise) of the Company under any Swap Contract with a Lender Party (other than Swap Contracts that, by their terms, are unsecured) and the termination of all the Commitments under the Loan Documents, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Administrative Agent will, at the Pledgor's sole expense and reasonable request, promptly return to the Pledgor all certificates and instruments representing and evidencing all pledged shares, notes or securities pledged hereunder, together with all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such releases and documents, in each case without recourse, representations or warranties of any kind, as the Pledgor shall reasonably request to evidence such termination. Upon the occurrence of a permitted disposition of any Collateral pursuant to Section 8.2 of the Credit Agreement and receipt by the Administrative Agent of all payments required to be made under the Credit Agreement on account of such permitted disposition and so long as no Default shall have occurred and be continuing, the security interest granted herein with respect to the Collateral which is the subject of such permitted disposition shall terminate and the Administrative Agent will, upon the Pledgor's reasonable request and at the Pledgor's sole expense, promptly take such actions as are reasonably necessary to provide a release, without recourse, representation and warranties of any kind, of its security interest in such Collateral.

      8. Reinstatement. The Pledgor further agrees that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including, the insolvency, bankruptcy or reorganization of the Company or the Pledgor or any other Obligor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

      9. General. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property and no failure of the Administrative Agent to preserve or protect any rights with respect to the Collateral against prior parties shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of any Collateral.

      No delay on the part of the Administrative Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Administrative Agent, and then such amendment, modification, waiver or

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consent shall be effective only in the specific instance and for the specific purpose for which given.

      All obligations of the Pledgor and all rights, powers and remedies of the Administrative Agent and the Lender Parties expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      This Agreement shall be binding upon the Pledgor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Pledgor, each Lender Party, the Administrative Agent and the successors and assigns of the Administrative Agent.

      This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement.

      All notices, requests and other communications hereunder shall be given in the manners and to the addresses set forth in
Section 11.2 of the Credit Agreement, and shall be effective as set forth therein if given in any such manner.

      To the extent that any provisions of this Agreement conflict with any provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.

      ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR, AND BY ACCEPTING THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION,

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IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER
PROPERTY MAY BE FOUND. THE PLEDGOR, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PLEDGOR, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

      THE PLEDGOR AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PLEDGOR, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      THIS WRITTEN AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS.


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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

                                  DEL MONTE FOODS COMPANY


                                  By:  /s/ Jon W. Graves
                                     ----------------------------
                                  Title:  Assistant Treasurer


                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION,
                                    as Administrative Agent


                                  By:  /s/ Eric A. Schubert
                                     ----------------------------
                                  Title:  Managing Director

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